U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2014

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2014, the Board of Directors of American Science and Engineering, Inc. (the “Company”) adopted an amendment to the Company’s Shareholder Rights Agreement dated as of April 17, 2008 (the “Rights Agreement”) between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent.  The following description of the terms of the amendments does not purport to be complete and is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The amendment modifies the existing terms of the Rights Agreement to (i) change the definition of an “Acquiring Person” to exclude any person who is entitled to report, and has reported or is required to report such ownership on Schedule 13G, and who together with all affiliates of such person is the beneficial owner of less than 20% of the common stock of the Company; provided, however, that a person who was deemed a 13G Holder shall no longer be deemed such if such person files a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act, and shall be deemed an Acquiring Person if it is the Beneficial Owner of in excess of 14.9% of the Common Stock of the Company then outstanding at any point from the time it first files such a statement on Schedule 13D; and (ii) exclude any person becoming an Acquiring Person solely as a result of a reduction in the number of shares of common stock outstanding due to the repurchase of shares of common stock by the Company.

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement dated as of April 17, 2008 between American Science and Engineering, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2014	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement dated as of April 17, 2008 between American Science and Engineering, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.